Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL FIRST QUARTER ENDED DECEMBER 31, 2017

•	Total revenue grew 14.0% or was up 10.1% in constant currency
•	Digital revenue grew 20.0% or was up 17.1% in constant currency
•	Net income was $5 million versus $24 million in the prior-year quarter
•	OIBDA was $155 million versus $157 million in the prior-year quarter

NEW YORK, New York, February 2, 2018—Warner Music Group Corp. today announced its first-quarter financial results for the period ended December 31, 2017.

“2018 is off to a great start.  For three years running, we have grown revenue by double digits in the first quarter, a great testament to the sustainability of our success,” said Steve Cooper, Warner Music Group’s CEO.  “Streaming is driving the industry and we continue to outperform thanks to fantastic new music and the strength of our worldwide operating team.”

“This marks the first time in over 10 years that our quarterly revenue has exceeded a billion dollars”, added Eric Levin, Warner Music Group’s Executive Vice President and CFO.  “Our cash flow is strong and we are committed to maintaining our momentum.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended December 31, 2017	For the Three Months Ended December 31, 2016	% Change
	(unaudited)	(unaudited)
Revenue	$1,045	$917	14%
Digital revenue	533	444	20%
Operating income	90	94	-4%
Adjusted operating income⁯(1)	103	98	5%
OIBDA(1)	155	157	-1%
Adjusted OIBDA(1)	168	161	4%
Net income	5	24	-79%
Adjusted net income (1)	18	28	-36%
Net cash provided by operating activities	136	156	-13%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue grew 14.0% (or 10.1% in constant currency).  Growth in Recorded Music digital, licensing and artist services and expanded-rights revenue and Music Publishing digital, performance, mechanical and synchronization revenue was partially offset by a decline in Recorded Music physical revenue.  Revenue increased in all regions.  Digital revenue increased 20.0% (or 17.1% in constant currency), and represented 51.0% of total revenue, compared to 48.4% in the prior-year quarter.

Operating income was $90 million compared to $94 million in the prior-year quarter.  OIBDA declined 1.3% to $155 million from $157 million in the prior-year quarter and OIBDA margin declined 2.3 percentage points to 14.8% from 17.1% in the prior-year quarter.  The decline in operating income and OIBDA was largely the result of higher variable compensation expense, related to the Company’s deferred compensation plan, increased investment in A&R, the impact of a legal settlement in the prior-year quarter, costs associated with management changes and restructuring, and an increase in facilities costs due to overlap in rent associated with the Company’s Los Angeles headquarters consolidation.  Adjusted OIBDA rose 4.3%, benefiting from revenue growth and Adjusted OIBDA margin declined 1.5 percentage points to 16.1% as a result of higher variable compensation expense and higher investment in A&R in the quarter and the impact of a legal settlement in the prior-year quarter.

Net income was $5 million compared to net income of $24 million in the prior-year quarter and Adjusted net income was $18 million, compared to net income of $28 million in the prior-year quarter.  The decline was primarily attributable to a $27 million non-cash tax expense related to the new U.S. tax legislation which resulted in a reduction of our net U.S. deferred tax assets, and lower other income mainly due to the impact of Euro debt revaluation.  These factors more than offset the higher loss on extinguishment of debt in the prior-year quarter.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude certain costs associated with the relocation of the Company’s U.S. shared service center to Nashville, costs associated with the Company’s Los Angeles headquarters consolidation, and costs associated with management changes and restructuring in this quarter, and the impact of costs related to the Company’s shared service center relocation to Nashville and net costs associated with PLG-related asset sales in the prior-year quarter.  See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income.

As of December 31, 2017, the company reported a cash balance of $776 million, total debt of $2.818 billion and net debt (total long-term debt, which is net of deferred financing costs of $28 million, minus cash) of $2.042 billion.

Cash provided by operating activities was $136 million compared to $156 million in the prior-year quarter.  The change was largely a result of improved operating performance offset by the timing of working capital.  Free Cash Flow, defined below, was $130 million compared to $144 million in the prior-year quarter, reflecting the change in cash provided by operating activities, and higher capital expenditures related to investments in IT.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended December 31, 2017	For the Three Months Ended December 31, 2016	% Change
	(unaudited)	(unaudited)
Revenue	$904	$797	13%
Digital revenue	481	402	20%
Operating income	129	123	5%
Adjusted operating income⁯(1)	139	126	10%
OIBDA(1)	173	165	5%
Adjusted OIBDA(1)	183	168	9%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music revenue grew 13.4% (or 9.6% in constant currency).  Growth in digital, licensing and artist services and expanded-rights revenue was partially offset by a decline in physical revenue.  Digital growth reflects a continuing shift to streaming revenue.  Licensing revenue rose due to higher broadcast fee income and increased synchronization activity.  The improvement in artist services and expanded-rights revenue was due to higher merchandise revenue and ticket sales from U.S. artists and successful tours in France and Japan, partially offset by successful tours in Italy in the prior-year quarter.  Recorded Music revenue grew in all regions.  Major sellers included Ed Sheeran, Bruno Mars, Dua Lipa, Lil Uzi Vert and Liam Gallagher.

Recorded Music operating income was $129 million up from $123 million in the prior-year quarter and operating margin was down 1.1 percentage points to 14.3% versus 15.4% in the prior-year quarter.  OIBDA rose to $173 million from $165 million in the prior-year quarter driven by revenue growth.  OIBDA margin declined 1.6 percentage points to 19.1% driven by increased compensation expense, higher A&R spend and the impact of a legal settlement in the prior-year quarter.  Adjusted OIBDA was $183 million up from $168 million in the prior-year quarter and Adjusted OIBDA margin was down 0.9 percentage points to 20.2%.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended December 31, 2017	For the Three Months Ended December 31, 2016	% Change
	(unaudited)	(unaudited)
Revenue	$143	$124	15%
Digital revenue	53	43	23%
Operating (loss)	(1)	(2)	-50%
OIBDA(1)	17	16	6%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing revenue rose 15.3% (or 11.7% in constant currency).  Revenue grew in all segments – digital, performance, synchronization and mechanical.

Music Publishing operating loss was $1 million compared with a loss of $2 million in the prior-year quarter.  Music Publishing OIBDA rose by $1 million to $17 million, and Music Publishing OIBDA margin declined by 1.0 percentage point to 11.9%, due to revenue mix and increased A&R spend.

Financial details for the quarter can be found in the company’s current Form 10-Q, for the period ended December 31, 2017, filed today with the Securities and Exchange Commission.

This morning, management will host a conference call to discuss the results at 8:30 A.M. EST.  The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including, Asylum, Atlantic, Big Beat, Canvasback, East West, Elektra, Erato, FFRR, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Sire, Spinnin’, Warner Bros., Warner Classics and Warner Music Nashville, as well as Warner/Chappell Music, one of the world's leading music publishers with a catalog of more than one million copyrights worldwide.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.  All forward-looking statements are made as of today, and we disclaim any duty to update such statements.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them.  However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  Please refer to our Annual Report on Form 10-K, Quarterly Report on Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com.  We use our website as a channel of distribution for material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com.  In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com.  Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation

The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period.  As such, all references to December 31, 2017 and December 31, 2016 relate to the periods ended December 29, 2017 and December 30, 2016, respectively.  For convenience purposes, the Company continues to date its financial statements as of December 31.  The fiscal year ended September 30, 2017 ended on September 29, 2017.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three Months Ended December 31, 2017 versus December 31, 2016
(dollars in millions)

	For the Three Months Ended December 31, 2017	For the Three Months Ended December 31, 2016	% Change
	(unaudited)	(unaudited)
Revenue	$1,045	$917	14%
Cost and expenses:
Cost of revenue	(569)	(496)	-15%
Selling, general and administrative expenses	(333)	(276)	-21%
Amortization expense	(53)	(51)	-4%
Total costs and expenses	$(955)	$(823)	-16%
Operating income	$90	$94	-4%
Loss on extinguishment of debt	(1)	(32)	97%
Interest expense, net	(36)	(40)	10%
Other income, net	4	19	(79%)
Income before income taxes	$57	$41	39%
Income tax expense	(52)	(17)	-
Net income	$5	$24	-79%
Less: Income attributable to noncontrolling interest	(1)	(2)	50%
Net income attributable to Warner Music Group Corp.	$4	$22	-82%

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at December 31, 2017 versus September 30, 2017
(dollars in millions)

	December 31,	September 30,
	2017	2017	% Change
	(unaudited)	(audited)
Assets
Current assets:
Cash and equivalents	$776	$647	20%
Accounts receivable, net	499	404	24%
Inventories	38	39	-3%
Royalty advances expected to be recouped within one year	142	141	1%
Prepaid and other current assets	47	44	7%
Total current assets	$1,502	$1,275	18%
Royalty advances expected to be recouped after one year	175	172	2%
Property, plant and equipment, net	213	213	-
Goodwill	1,688	1,685	0%
Intangible assets subject to amortization, net	2,045	2,090	-2%
Intangible assets not subject to amortization	117	117	0%
Deferred tax assets, net	61	97	-37%
Other assets	74	69	7%
Total assets	$5,875	$5,718	3%
Liabilities and Equity
Current liabilities:
Accounts payable	$166	$208	-20%
Accrued royalties	1,406	1,263	11%
Accrued liabilities	401	365	10%
Accrued interest	25	41	-39%
Deferred revenue	201	197	2%
Other current liabilities	35	26	35%
Total current liabilities	$2,234	$2,100	6%
Long-term debt	2,818	2,811	0%
Deferred tax liabilities, net	196	190	3%
Other noncurrent liabilities	306	309	-1%
Total liabilities	$5,554	$5,410	3%
Equity:
Common stock	-	-	-
Additional paid-in capital	1,128	1,128	-
Accumulated deficit	(650)	(654)	1%
Accumulated other comprehensive loss, net	(171)	(181)	6%
Total Warner Music Group Corp. equity	$307	$293	5%
Noncontrolling interest	14	15	-7%
Total equity	321	308	4%
Total liabilities and equity	$5,875	$5,718	3%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three Months Ended December 31, 2017 versus December 31, 2016
(dollars in millions)

	For the Three Months Ended December 31, 2017	For the Three Months Ended December 31, 2016
	(unaudited)	(unaudited)
Net cash provided by operating activities	$136	$156
Net cash used in investing activities	(6)	(12)
Net cash used in financing activities	(3)	(38)
Effect of foreign currency exchange rates on cash and equivalents	2	(10)
Net increase in cash and equivalents	$129	$96

Figure 4. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Three Months Ended December 31, 2017 versus December 31, 2016
(dollars in millions)

	For the Three Months Ended December 31, 2017	For the Three Months Ended December 31, 2016
	(unaudited)	(unaudited)
Streaming	$404	$311
Downloads and Other Digital	77	91
Total Recorded Music Digital Revenue	$481	$402

Figure 5. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Fiscal Years 2017 and 2016 Quarterly Results
(dollars in millions)

	Three months ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Streaming	$371	$360	$300	$311
Downloads and Other Digital	71	88	100	91
Total Recorded Music Digital Revenue	$442	$448	$400	$402

	Three months ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Streaming	$262	$227	$207	$212
Downloads and Other Digital	104	121	121	110
Total Recorded Music Digital Revenue	$366	$348	$328	$322

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets.  We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods.  However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses.  Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.  In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 6. Warner Music Group Corp. - Reconciliation of Net Income to OIBDA, Three Months Ended December 31, 2017 versus December 31, 2016
(dollars in millions)

	For the Three Months Ended December 31, 2017	For the Three Months Ended December 31, 2016	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$4	$22	-82%
Income attributable to noncontrolling interest	1	2	-50%
Net income	$5	$24	-79%
Income tax expense	52	17	-
Income before income taxes	$57	$41	39%
Other income net	(4)	(19)	-79%
Interest expense, net	36	40	10%
Loss on extinguishment of debt	1	32	97%
Operating income	$90	$94	-4%
Amortization expense	53	51	-4%
Depreciation expense	12	12	0%
OIBDA	$155	$157	-1%
Operating income margin	8.6%	10.3%
OIBDA margin	14.8%	17.1%

Figure 7. Warner Music Group Corp. - Reconciliation of Segment Operating Income (Loss) to OIBDA, Three Months Ended December 31, 2017 versus December 31, 2016
(dollars in millions)

	For the Three Months Ended December 31, 2017	For the Three Months Ended December 31, 2016	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$90	$94	(4%)
Depreciation and amortization expense	(65)	(63)	-3%
Total WMG OIBDA	$155	$157	-1%
Operating income margin	8.6%	10.3%
OIBDA margin	14.8%	17.1%

Recorded Music operating income - GAAP	$129	$123	5%
Depreciation and amortization expense	(44)	(42)	-5%
Recorded Music OIBDA	$173	$165	5%
Recorded Music operating income margin	14.3%	15.4%
Recorded Music OIBDA margin	19.1%	20.7%

Music Publishing operating (loss) - GAAP	$(1)	$(2)	50%
Depreciation and amortization expense	(18)	(18)	0%
Music Publishing OIBDA	$17	$16	6%
Music Publishing operating income margin	-0.7%	-1.6%
Music Publishing OIBDA margin	11.9%	12.9%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)

Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability.  Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 8 below.  We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance.  We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management.  Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 8. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three Months Ended December 31, 2017 versus December 31, 2016
(dollars in millions)

For the Three Months Ended December 31, 2017
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Loss	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$90	$129	$(1)	$155	$173	$17	$5
Factors Affecting Comparability:
Restructuring	3	2	-	3	2	-	3
One-Time Compensation Payment	3	3	-	3	3	-	3
L.A. Office Consolidation	4	4	-	4	4	-	4
Nashville Shared Services Costs	3	1	-	3	1	-	3
Adjusted Results	$103	$139	$(1)	$168	$183	$17	$18

Adjusted Margin	9.9%	15.4%	0.7%	16.1%	20.2%	11.9%

For the Three Months Ended December 31, 2016
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Loss	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$94	$123	$(2)	$157	$165	$16	$24
Factors Affecting Comparability:
Costs and (Gain)/Loss on PLG-Related Asset Sales	2	2	-	2	2	-	2
Nashville Shared Services Costs	2	1		2	1		2
Adjusted Results	$98	$126	$(2)	$161	$168	$16	$28

Adjusted Margin	10.7%	15.8%	-1.6%	17.6%	21.1%	12.9%

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods.  Constant-currency information compares results between periods as if exchange rates had remained constant period over period.  We use results on a constant-currency basis as one measure to evaluate our performance.  We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results.  However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue.  These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP.  Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 9. Warner Music Group Corp. - Revenue by Geography and Segment, Three Months Ended December 31, 2017 versus December 31, 2016 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended December 31, 2017	For the Three Months Ended December 31, 2016	For the Three Months Ended December 31, 2016
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
US revenue
Recorded Music	$370	$345	$345
Music Publishing	63	51	51
International revenue
Recorded Music	534	452	480
Music Publishing	80	73	77
Intersegment eliminations	(2)	(4)	(4)
Total Revenue	$1,045	$917	$949

Revenue by Segment:
Recorded Music
Digital	$481	$402	$411
Physical	223	227	236
Total Digital and Physical	704	629	647
Artist services and expanded-rights	105	90	95
Licensing	95	78	83
Total Recorded Music	904	797	825
Music Publishing
Performance	43	37	38
Digital	53	43	45
Mechanical	18	16	16
Synchronization	27	26	26
Other	2	2	3
Total Music Publishing	143	124	128
Intersegment eliminations	(2)	(4)	(4)
Total Revenue	$1,045	$917	$949

Total Digital Revenue	$533	$444	$455

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments.  We use Free Cash Flow, among other measures, to evaluate our operating performance.  Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases or otherwise.  As a result, Free Cash Flow is a significant measure of our ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance.  We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity.  Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies.  In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.  Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected.  We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 10. Warner Music Group Corp. - Calculation of Free Cash Flow, Three Months Ended December 31, 2017 versus December 31, 2016
(dollars in millions)

	For the Three Months Ended December 31, 2017	For the Three Months Ended December 31, 2016
	(unaudited)	(unaudited)
Net cash provided by operating activities	$136	$156
Less: Capital expenditures	16	8
Less: Net cash received for investments	(10)	4

Free Cash Flow	$130	$144

###

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